SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 8, 2013  (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 8, 2013, Radio One, Inc. (the “Company”) received approval from the NASDAQ Stock Market to transfer the listing of its Class D Shares from The NASDAQ Global Market to The NASDAQ Capital Market. The transfer will be effective at the opening of business on January 10, 2013 and the Company's Class D Shares will continue to trade under the symbol “ROIAK”.

As previously announced, on July 13, 2012, NASDAQ notified the Company that its listed Class D Shares no longer met the minimum $1 bid price per share requirement.  In that regard, the Company was not able to regain compliance within an initial 180 day period provided to cure the deficiency. However, NASDAQ determined that the Company is eligible for an additional 180 calendar day period, or until July 8, 2013 (the “Expiration Date”), to cure the deficiency.  NASDAQ’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement.  NASDAQ further relied upon the Company’s written notice of its intention to cure the deficiency during a second compliance period by effecting a reverse stock split, if necessary.

If at any time during the second compliance period granted by NASDAQ, the closing bid price of the Company’s security is at least $1 per share for a minimum of 10 consecutive business days, the Company will regain compliance and the effecting of a reverse stock split may not be necessary. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to the Expiration Date in order to timely regain compliance.  If the Company cannot demonstrate compliance by July 8, 2013 or the Company does not comply with the terms of the extension granted by NASDAQ, the Company’s securities may be delisted. At that time, the Company may appeal NASDAQ’s determination to a Hearings Panel.

The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as The NASDAQ Global Market. All companies, whose securities are listed on The NASDAQ Capital Market, must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards.

The listing transfer does not affect the Class A Shares which continue to trade on The NASDAQ Capital Market and continue to suffer a bid price deficiency.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized. Factors that could cause actual results to differ materially from the forward-looking statements include changes to the listing standards, policies and procedures of the Nasdaq Capital Market, fluctuations in the Company's general financial and operating results, changes in the Company's liquidity and capital resources, declines in the market price of the Company's common stock, changes in the capital markets, competition, and general and industry-specific economic conditions. For more information about these and other risks that could affect the forward-looking statements herein, please see the Company's annual report on Form 10-K/A for the year ended December 31, 2011 and other filings made with the Securities and Exchange Commission. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
January 9, 2013	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer